EXHIBIT 10.2
[*] denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.
EXECUTION COPY
AMENDMENT NO. 2 to LOAN AND SECURITY AGREEMENT
          THIS AMENDMENT NO. 2 to LOAN AND SECURITY AGREEMENT (this “Amendment”) is being executed and delivered as of September 15, 2008, by and among MIDWAY HOME ENTERTAINMENT INC., a Delaware corporation (“Midway”), as Administrative Borrower on behalf of the “Companies” (as defined in the Credit Agreement referred to below), and NATIONAL AMUSEMENTS, INC., a Maryland corporation, as Lender (the “Lender”). All capitalized terms used herein without definition shall have the same meanings as set forth in the hereinafter identified and defined Credit Agreement.
W I T N E S S E T H:
          WHEREAS, the Lender, Midway, Midway Amusement Games, LLC, a Delaware limited liability company, Midway Games Inc., a Delaware corporation, Midway Games West Inc., a California corporation, Midway Interactive Inc., a Delaware corporation, Midway Sales Company, LLC, a Delaware limited liability company, Midway Home Studios Inc., a Delaware corporation, Surreal Software Inc., a Washington corporation, Midway Studios — Austin Inc., a Texas corporation, and Midway Studios — Los Angeles Inc., a California corporation, have entered into that certain Loan and Security Agreement, dated as of February 29, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
          WHEREAS, the Lender has agreed to factor certain accounts of Midway now subject to the security interest of the Lender, as set forth in the Credit Agreement; and
          WHEREAS, Midway, on behalf of the Companies, has requested that the Lender agree to amend the Credit Agreement, as set forth herein, and the Lender has agreed to so amend the Credit Agreement on the terms and conditions of this Amendment;
          NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein, the representations and warranties of Midway in Section 2 hereof, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Midway and the Lender, such parties hereby agree as follows:
     1. Amendments. As of the date hereof, the Credit Agreement is hereby amended as follows:
     (a) Section 1.1 of the Credit Agreement is hereby amended to insert the following new definitions in their appropriate alphabetical sequence:
     “Factoring Agreement” shall mean that certain Factoring Agreement, dated as of September 15, 2008, by and among Midway, as seller, the Lender, as purchaser, and MAG, as servicer, as amended, restated, supplemented or otherwise modified and in effect.

     “Released Collateral” shall mean all Accounts, together with any unpaid seller’s rights, rights to inventory, guarantees, collateral, supporting obligations, letter of credit rights, insurance policies, and proceeds or rights relating thereto, that are sold or transferred from time to time by Midway to the Lender pursuant to the Factoring Agreement, and all collections thereon and proceeds thereof (other than proceeds received by Midway in exchange for such transfer) whether now existing or hereafter arising or acquired and wheresoever located.
     “Segregated Accounts” shall mean any of (i) Midway’s deposit account number [*] maintained with Bank of America, N.A., (ii) Midway’s deposit accounts number [*] or [*] maintained with Wells Fargo Bank, National Association, or (iii) any other deposit account designated by Midway as a “Permanent Segregated Account” with the consent of the Lender.
     (b) The definition of “Permitted Disposition” appearing in Section 1.1 of the Credit Agreement is hereby amended (i) to insert the additional clause, “(l) sales of Released Collateral pursuant to the Factoring Agreement” immediately after clause (k) therein and (ii) to redesignate the final clause in such definition from “(l)” to “(m)”.
     (c) Section 2.1(c) of the Credit Agreement is hereby amended to insert the words “(but excluding any amounts on deposit in any Segregated Account)” immediately after the words “in the aggregate” appearing therein.
     (d) Section 4.1 of the Credit Agreement is hereby amended to insert the proviso “provided, however, that the security interest granted hereunder shall not include, and the Lender hereby automatically releases from the security interest granted hereunder any Collateral that hereafter becomes, Released Collateral” at the end of the first sentence thereof.
     (e) Section 7.13 of the Credit Agreement is hereby amended to insert the words “for the Factoring Agreement, or” immediately after the word “Except” appearing therein.
     (f) Article 8 of the Credit Agreement is hereby amended to delete the word “or” appearing at the end of Section 8.15, to insert the word “; or” in place of the period at the end of Section 8.16, and to insert the following new section at the end of such Article:
     8.17 The occurrence of an “Event of Termination” under and as defined in the Factoring Agreement.
     2. Representations and Warranties. Midway hereby represents and warrants that after giving effect to the terms of this Amendment (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties contained in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date).

*	Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended

     3. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to constitute one and the same instrument. A signature page sent to the Lender or its counsel by facsimile or other electronic means (including in portable document format (.pdf)) shall be effective as an original counterpart signature.
     4. Section Titles. The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
     5. Governing Law. The validity of this Amendment, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of Illinois.

*	Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

               IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

MIDWAY HOME ENTERTAINMENT INC.,
as Administrative Borrower

By	/s/ Matthew V. Booty
Title Interim President and Chief Executive Officer
Signature Page to
Amendment No. 2
to Loan and Security Agreement

*	Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

NATIONAL AMUSEMENTS, INC.,
a Maryland corporation, as Lender

By:	/s/ Richard J. Sherman
Title: Vice President
Signature Page to
Amendment No. 2
to Loan and Security Agreement

*	Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.